EXHIBIT 10.12

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, (“Agreement”) is made as of this _____ day of ___________, 2006, by and between THE QUANTUM GROUP, INC., a Nevada Corporation, 3420 Fairlane Road, Suite C, Wellington, FL 33414 (hereinafter “Borrower”), and investors as listed on Schedule “1” of this Agreement (the investors are hereinafter collectively referred to as the “Bridge Note Purchaser”).

WHEREAS, the Borrower and the Bridge Note Purchaser have entered into that certain Financing Agreement for Sale of Bridge Securities dated August 21, 2006.

WHEREAS, this Agreement is given to secure performance of the obligations under the 8% Secured Convertible Bridge Note(s) (the “Bridge Note(s)”) and Subscription Agreement(s) of even date herewith, executed by Borrower, to Bridge Note Purchaser in the aggregate principal amount of up to $3,500,000, together with interest thereon as provided for in the Bridge Note(s); and all other liabilities of all kinds of Borrower to Bridge Note Purchaser, whether created directly or acquired by Bridge Note Purchaser by assignment or otherwise, and whether now or existing or hereafter arising, absolute or contingent, due or to become due, (all such liabilities shall collectively be referred to as the “Obligations”).

NOW, THEREFORE, in consideration of the loan made by the Bridge Note Purchaser to Borrower, and further consideration of the covenants and promises contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:

1.

Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

(a)

“Collateral” has the meaning set forth in paragraph 2 hereof.

(b)

“PTO” means the United States Patent and Trademark Office.

(c)

“UCC” means the Uniform Commercial Code as in effect in the State of Florida.

(d)

Terms Defined in UCC.  Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(e)

Construction.  In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Borrower; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.”

2.

Security Interest.

(a)

Grant of Security Interest.  As security for the payment and performance of the Obligations, Borrower hereby assigns, transfers and conveys to Bridge Note Purchaser, and grants to Bridge Note Purchaser a security interest in and to all of Borrower’s right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Borrower now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):

(i)

accounts;

(ii)

chattel paper and electronic chattel paper;

(iii)

fixtures;

(iv)

goods;

(v)

inventory;

(vi)

software;

(vii)

all patents, trademark, patent applications and trademark applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, trademark, patent applications and trademark applications as described in Schedule “2”), all rights to sue for past, present or future infringement thereof; all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof. Borrower represents and warrants to Bridge Note Purchaser that a true and correct list of all of the existing Collateral consisting of U.S. patents, trademark, patent applications and trademark applications or registrations owned by Borrower, in whole or in part, is set forth in Schedule “2”;

(viii)

all General Intangibles and all intangible intellectual or other similar property of Borrower of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

(ix)

all Proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Bridge Note Purchaser is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

(b)

Continuing Security Interest.  Borrower agrees that this Agreement shall create a continuing security interest in the Collateral, which shall remain in effect until terminated in accordance herewith.

3.

Collateral Subject to Other Security Interests.  Excluding and subject to that certain Security Agreement dated March 14, 2006 by and between the Borrower and High Capital Funding, LLC (the “March Security Agreement”), Borrower warrants that no financing statement covering any of the Collateral or its proceeds is on file in any public office at this date or will be on file with respect to the Collateral at the time the Collateral becomes subject to this Agreement (except any purchase money security interests).  Except as provided under the March Security Agreement, no other security interest of any kind affects the Collateral at this date, and no arrangement exists whereby the Collateral will in the future become subject to a security interest senior to the Agreement.

Borrower will not sell, assign or otherwise alienate the ownership of the Collateral or its use or operation except any sale or replacement in the ordinary course of Borrower’s business; and Borrower will not use the Collateral in violation of any ordinance or state or federal statute or any administrative rule or regulation of law.

Borrower authorizes Bridge Note Purchaser at their option and their sole discretion to discharge any taxes, charges, assessments, liens or other security interests or other encumbrances to which the Collateral may become subject.  Bridge Note Purchaser may pay amounts to preserve and maintain the Collateral, if Borrower falls to do so.  Borrower agrees to reimburse Bridge Note Purchaser within ten (10) days after demand for any payment made or any expense incurred by Bridge Note Purchaser pursuant to the foregoing authorization, together with interest on the amount expended at the rate of eighteen percent (18%) per annum from the date of the payment.  Any such amounts shall be secured by and under this Agreement.

4.

Fees and Taxes.  Borrower will timely pay any and all license fees, taxes, assessments and public charges, general and special, that may at any time be levied or assessed upon or against Collateral.

5.

Maintenance of Collateral.  Borrower will, at Borrower’s expense, maintain and keep the Collateral at its present location in good order and repair, ordinary wear and tear excepted, and shall not remove, demolish or substantially alter the Collateral, except any sale or replacement in the ordinary course of Borrower’s business, without the prior written consent of the Bridge Note Purchaser.  Borrower will not attempt to or actually dispose of, lend, transfer, lease or assign the Collateral, except any sale or replacement in the ordinary course of Borrower’s business, without the prior written consent of Bridge Note Purchaser.

Borrower may remove the Collateral in its ordinary course of business, provided, that such Collateral shall be replaced with property of a similar nature of equal or greater value.  The security interest created by this Agreement will immediately attach to the substitute property when it is acquired, and the substitute property will become part or the Collateral defined in this Agreement.

Subject to Section 3 herein, Borrower will not permit the Collateral to be attached or seized by any legal process.  Borrower will defend and indemnify Bridge Note Purchaser from all expense and liability of every kind to any person or to the property of any person by reason of or in connection with the delivery, possession or use of the Collateral.

6.

Insurance.  Throughout the life of this Agreement, Borrower shall keep the Collateral insured by companies rated A+, Class VI or better by Best’s Insurance guide, against loss by fire, earthquake, lightening, all hazards included within the term “extended coverage” insurance, including a vandalism and malicious mischief endorsement or an “all perils” endorsement, and such hazards as Bridge Note Purchaser may from time to time reasonably require.  This insurance shall be maintained in an amount equal to the full insurable value of the Collateral.

All insurance policies shall provide that they cannot be modified or canceled except upon thirty (30) days’ prior written notice to Bridge Note Purchaser.  All policies shall, notwithstanding anything herein that might permit lower amounts of insurance, be written in such amounts as will prevent Borrower from becoming a co-insurer.  All policies will be in force and effect on the date hereof and will be completely paid for the current policy year.  Borrower shall promptly furnish to Bridge Note Purchaser copies of renewal notices and premium receipts, if requested.

7.

Further Acts.  On a continuing basis, Borrower shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Bridge Note Purchaser to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Borrower’s compliance with this Agreement or to enable Bridge Note Purchaser to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office. Bridge Note Purchaser may record this Agreement, an abstract thereof, or any other document describing Bridge Note Purchaser’ interest in the Collateral with the PTO, at the expense of Borrower.  In addition, Borrower authorizes Bridge Note Purchaser to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Bridge Note Purchaser.  If the Borrower shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Borrower shall immediately notify Bridge Note Purchaser in a writing signed by the Borrower of the brief details thereof and grant to the Bridge Note Purchaser in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bridge Note Purchaser.

8.

Authorization to Supplement.  If Borrower shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent or trademark, the provisions of this Agreement shall automatically apply thereto.  Borrower shall give prompt notice in writing to Bridge Note Purchaser with respect to any such new patent or trademark rights.  Without limiting Borrower’s obligations hereunder, Borrower authorizes Bridge Note Purchaser unilaterally to modify this Agreement by amending Schedule “2” to include any such new patent or trademark rights.  Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule “2” shall in any way affect, invalidate or detract from Bridge Note Purchaser’ continuing security interest in all Collateral, whether or not listed on Schedule “2”.

9.

Default.  The breach or failure of any term, agreement, covenant or term of this Agreement or the occurrence of an event or default upon any term contained in the Bridge Note(s), which breach or failure has not been cured within ten days written notice from Bridge Note Purchaser, shall constitute a default hereunder.  A notice of default under this Agreement and the Bridge Notes may only be made in accordance with the terms of the Bridge Notes.  A default may only be called by holders of at least fifty percent (50%) of the aggregate principal amount of the Bridge Notes then outstanding, including High Capital Funding, LLC.

10.

Remedies.  Upon the occurrence and continuance of any default as defined above, Bridge Note Purchaser will have the right at their option to enforce and to exercise any or all of their rights under this Agreement or otherwise.  In addition to all other rights and remedies, Bridge Note Purchaser shall have the remedies of a secured party under the Uniform Commercial Code.  In exercising these remedies, Bridge Note Purchaser and Borrower agree as follows:

(a)

Bridge Note Purchaser may, at its option, require Borrower to assemble the Collateral and make it available to Bridge Note Purchaser at a place to be designated by Bridge Note Purchaser, which is reasonably convenient to both parties.  In the event Borrower fails or refuses to assemble the Collateral, Bridge Note Purchaser shall have the right, and Borrower hereby authorizes and empowers Bridge Note Purchaser, to enter the premises upon which the Collateral is located in order to remove the same.

(b)

Bridge Note Purchaser will give Borrower reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other intended disposition of the collateral is to be made, unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market.  The requirement of reasonable notice shall be met if a written notice is mailed to Borrower, postage prepaid, to the address of Borrower last known to Bridge Note Purchaser, at least ten (10) days prior to the date of the sale or disposition.

(c)

Borrower agrees to surrender possession of the Collateral to Bridge Note Purchaser in event Bridge Note Purchaser elects to foreclose this security interest.  Borrower waives any notice of the exercise of any and all options reserved to Bridge Note Purchaser by this Agreement.

(d)

Borrower will, upon Bridge Note Purchaser’s request, deliver to Bridge Note Purchaser all original invoices, bills, charge or credit card receipts, books and records and other documents evidencing or describing any of the account receivable constituting a part of the Collateral.  Borrower will also execute and deliver to Bridge Note Purchaser an assignment of the right to receive payments under all such Accounts.  The parties recognize, however, that in the event of default such Accounts shall be deemed assigned to Bridge Note Purchaser, whether or not the assignments described above are actually delivered.

(e)

Bridge Note Purchaser shall have the right and are hereby authorized to collect all amounts due under the Accounts; sue or take other actions to collect the same in their own name or as assignee of or in the name of Borrower; compromise or give acquittance for amounts due; and use such other measures as Bridge Note Purchaser may in its sole discretion deem appropriate for collection of the Accounts.  All such actions shall be taken at the sole expense of Borrower, who agrees to reimburse Bridge Note Purchaser for all reasonable amounts expended (including a reasonable attorney’s fee), together with interest thereon from the date of expenditure at the rate then applicable under the Bridge Note.

(f)

This Agreement constitutes a direction to and full authority to any Account debtor to pay directly to Bridge Note Purchaser any such accounts.  No proof of default shall be required.  Any such debtor is hereby irrevocably and unconditionally authorized to rely upon and comply with any notice from Bridge Note Purchaser.  The debtor shall not be liable to Borrower or any person claiming under Borrower for making any payment or rendering any performance to Bridge Note Purchaser.  The debtor shall have no obligation or right to inquire whether any default has occurred or is then existing.  By its execution of this Agreement, Borrower irrevocably and unconditionally joins in, authorizes and consents to the above instructions.

(g)

The proceeds of any sale of the Collateral shall be applied to the following items in the following order: (a) the reasonable expenses of repossessing the Collateral and preparing for the holding the sale, including without limitation all reasonable attorney’s fees incurred by Bridge Note Purchaser; (b) interest and principal then due (by acceleration or otherwise) under the Bridge Note and any other debts specifically secured by this Agreement; (c) interest and principal then due (by acceleration or otherwise) under any other debts of Borrower to Bridge Note Purchaser (to be applied in whatever order Bridge Note Purchaser may in their sole discretion determine); (d) indebtedness of Borrower to other secured parties, provided written notice of demand therefore is received by Bridge Note Purchaser before the sale (to be applied in the order Bridge Note Purchaser receives the written notices); and (e) the balance, if any, to Borrower.

11.

Actions by Bridge Note Purchaser.  Any notice, action or right provided herein may only be taken by Bridge Note Purchaser if agreed upon by holders of at least fifty percent (50%) of the aggregate principal amount of the Bridge Note, then outstanding, including High Capital Funding, LLC.

12.

Notice.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission with receipt confirmation, or (iii) upon the third business day after deposit in the United States mall, by certified or registered mall, postage prepaid and addressed to the appropriate party at the address provided for in the Bridge Note. Any party may change by notice the address to which notices to that party are to be addressed.

13.

Miscellaneous.  The following provisions are additional terms of this Agreement:

(a)

Bridge Note Purchaser has no duty to maintain, repair or protect the Collateral.

(b)

No waiver by Bridge Note Purchaser of any default shall operate as a waiver of any other default or of the same default on a future occasion.

(c)

All rights and remedies of Bridge Note Purchaser are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Bridge Note Purchaser’s assigns.

(d)

All obligations of Borrower shall bind his trustees, custodians, general partners, successors and assigns.

(e)

The captions of the sections of this Agreement are inserted for convenience only and shall not be used in the interpretation or construction of any provisions hereof.

(f)

If any provisions of this Agreement is held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions on this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower has executed this Agreement the day and year first above written.

THE QUANTUM GROUP, INC. A Nevada Corporation

By:	/s/ DONALD B. COHEN
Donald B. Cohen Vice President, CFO

SCHEDULE “1”

BRIDGE NOTE PURCHASERS

SCHEDULE “2”

PATENTS, TRADEMARKS AND APPLICATIONS

None